As filed with the Securities and Exchange Commission on December 20, 2002

                                                    Registration No. 333-
                                                                         -------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------
                            REALTY INCOME CORPORATION
             (Exact name of registrant as specified in its charter)


                    ---------------------------------------

             Maryland                                           33-0580106
   (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                          Identification No.)
                              220 West Crest Street
                        Escondido, California 92025-1707
           (Address of Principal Executive Offices including Zip Code)


                    ---------------------------------------

                    THE 1994 STOCK OPTION AND INCENTIVE PLAN
                 FOR KEY EMPLOYEES OF REALTY INCOME CORPORATION
                            AND R.I.C. ADVISOR, INC.
                              (Full Title of Plan)

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Michael R. Pfeiffer, Esq.                                               Copy to:
Executive Vice President, General Counsel and Secretary       William J. Cernius
c/o REALTY INCOME CORPORATION                                   LATHAM & WATKINS
220 West Crest Street                          650 Town Center Drive, Suite 2000
Escondido, California 92025-1707                    Costa Mesa, California 92626
(760) 741-2111                                                    (714) 540-1235

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
--------------------------------------------------------------------------------


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                                             CALCULATION OF REGISTRATION FEE
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    Title of Each Class              Amount           Proposed Maximum       Proposed Maximum         Amount of
      of Securities to                to be            Offering Price       Aggregate Offering       Registration
       be Registered           Registered (1) (3)       Per Share (2)             Price                  Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock (1)(3)                1,000,000               $35.40                $35,400,000              $3,257
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
(1) The 1994 Stock Option and Incentive Plan for Key Employees of Realty Income Corporation and R.I.C. Advisor, Inc. (the "Plan") authorizes the issuance each year of a maximum of three percent (3%) of the total outstanding shares of common stock of Realty Income Corporation (the "Company") at the end of each calendar year, of which 500,000 shares have been previously registered and 1,000,000 shares are being registered hereby.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on the average ($35.40) of the high and low sales price of the Registrant's common stock, as reported on the New York Stock Exchange on December 19, 2002.

(3) Each share of common stock being registered hereunder, if issued prior to the termination by the Company of the Plan, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the common stock.

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
                  Proposed sale to take place as soon after the
                       effective date of the Registration
                 Statement as outstanding options are exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement covers 1,000,000 additional shares of our Common Stock reserved for issuance under the 1994 Stock Option and Incentive Plan (the "Plan"). Effective September 9, 1993, our board of directors adopted, and on September 22, 1993, our original stockholder approved the Plan, which set the number of shares reserved for issuance each year thereunder at three percent (3%) of the total of outstanding shares at the end of each calendar year. On August 11, 1995, the Company filed with the Commission Form S-8 Registration Statement No. 33-95708 (the "Original Registration Statement") covering an aggregate of 500,000 shares issuable under the Plan. The contents of the Original Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document, which is incorporated by reference herein or therein.

     The consolidated financial statements and financial statement schedule of Realty Income Corporation and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 8.  EXHIBITS

         See Index to Exhibits on page 5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Escondido, State of California, on this the 20th day of December, 2002.



                                   REALTY INCOME CORPORATION
                                   a Maryland corporation


                                   By:      /s/ Michael R. Pfeiffer
                                   ---------------------------------------------
                                   Michael R. Pfeiffer
                                   Executive Vice President, General Counsel and Secretary



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Michael R. Pfeiffer, as attorney-in-fact and agent, with full powers of substitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 20, 2002.

Signature                                        Title
/s/ Thomas A. Lewis                              Vice Chairman of the Board and Chief Executive Officer
--------------------------------------------
Thomas A. Lewis

/s/ Paul M. Meurer                               Executive Vice President, Chief Financial Officer and Treasurer
--------------------------------------------
Paul M. Meurer                                   (Principal Financial Officer)


/s/ Gregory J. Fahey                             Vice President, Controller (Principal Accounting Officer)
--------------------------------------------
Gregory J. Fahey

/s/ William E. Clark                             Chairman of the Board
--------------------------------------------
William E. Clark

/s/ Donald R. Cameron                            Director
--------------------------------------------
Donald R. Cameron

/s/ Roger P. Kuppinger                           Director
--------------------------------------------
Roger P. Kuppinger


                                       3


/s/ Michael D. McKee                             Director
--------------------------------------------
Michael D. McKee

/s/ Willard H. Smith Jr.                         Director
--------------------------------------------
Willard H. Smith Jr.

/s/ Kathleen R. Allen, Ph.D.                     Director
--------------------------------------------
Kathleen R. Allen, Ph.D.

                                INDEX TO EXHIBITS

EXHIBIT                                                                                  PAGE

4.1       The 1994 Stock Option and Incentive Plan for Key Employees of Realty             --
          Income Corporation and RIC Advisor, Inc., dated June 15, 1994, filed as an exhibit with the Original Registration Statement on Form
          S-8, dated August 11, 1995, and incorporated herein by reference.

4.2       Rights Agreement, dated as of June 25, 1998, between Realty Income               --
          Corporation and The Bank of New York (filed as an exhibit to our registration statement on Form 8-A, dated June 26, 1998, and incorporated herein by reference).

5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP.                                6

23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit            6
          5.1).

23.2      Consent of Independent Auditors                                                   7

24        Power of Attorney (included in the signature page to this Registration            3
          Statement).



                                       5
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